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                                                                          DRAFT

                             KABELMEDIA HOLDING GMBH

                      $______ PRINCIPAL AMOUNT AT MATURITY
                     OF ___ % SENIOR DISCOUNT NOTES DUE 2006

                             UNDERWRITING AGREEMENT

                                 July ____, 1996
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                                                                 July __ , 1996

Morgan Stanley & Co.
  Incorporated
Chase Securities Inc.
c/o Morgan Stanley & Co.
         Incorporated
    1251 Avenue of the Americas
    New York, New York  10020

Dear Sirs:

                  KABELMEDIA HOLDING GMBH (the "Company"), a limited liability company formed under the laws of the Federal Republic of Germany ("Germany"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $ ______ principal amount at maturity of its _____ % Senior Discount Notes due 2006 (the "Discount Notes") to be issued pursuant to the provisions of an Indenture dated as of July __ , 1996 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"). The Discount Notes will be represented by a single global security in registered form (the "Global Note"), which will be issued by the Company and deposited with The Bank of New York, as custodian for The Depository Trust Company ("DTC"). Under certain circumstances as provided for in the Indenture, the Company shall issue definitive registered Discount Notes in exchange for part or all of the Global Note. References herein to the "Discount Notes" shall, unless the context otherwise requires, include the Global Note and the interests therein.

                  Prior to the date hereof, Kabelmedia Beteiligungs GmbH was merged with Kabelvision Beteiligungs GmbH (the "Merger") to form the Company, pursuant to the terms of a merger agreement dated June 19, 1996 (the "Merger Agreement").

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Discount Notes. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Discount Notes is hereinafter referred to as the "Prospectus". If the Company files a registration statement to register a portion of the Discount Notes and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the registration statement referred to above (Commission File No.___) and the Rule 462 Registration Statement, in each case as amended from time to time.

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                                       I.

                  The Company represents and warrants to each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b)(i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
         (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

                  (c) The Company has been duly organized, is validly existing as a limited liability company (Gesellschaft mit beschrankter Haftung) under the laws of Germany, duly registered with the Commercial Register (Handelsregister) in Frankfurt under HRB 39585 , has the corporate power and authority to own its property and to conduct its business as set forth under the corporate purpose clause (Unternehmensgegenstand) in its articles of association (Gesellschaftsvertrag) and as described in the Prospectus and is duly authorized to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such authorization, except to the extent that the failure to be so authorized would not have a material adverse effect on the Company and its a subsidiaries, taken as a whole.

                  (d) Each subsidiary of the Company has been duly organized, is validly existing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly authorized to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such

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         authorization, except to the extent that the failure to be so authorized would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (g) The Discount Notes have been duly authorized and, when the Global Note is executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will (x) be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (h) The Registration Rights Agreement has been duly authorized by the Company, and when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Merger Agreement, the Indenture, the Discount Notes and the Registration Rights Agreement will not contravene, constitute a default under or violate any provision of applicable law or the articles of association (Gesellschaftsvertrag) of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries (including the DM 400,000,000 Bank Facility dated July __ , 1996 (the "Bank Facility")) that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Merger Agreement, the Indenture, the Discount Notes or the Registration Agreement, except such as may be required by the securities

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         or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Discount Notes or such filings, consents or approvals as may be required to be made or obtained in Germany in connection with the Merger.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                  (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed or incorporated by reference as required.

                  (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the commission thereunder.

                  (m) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (n) The Company and its subsidiaries are (i) in compliance with all applicable foreign, federal, state and local laws and regulations in Germany relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business, other than with respect to the Pending Acquisitions (as defined in the Prospectus).

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                  (p) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus.

                  (q) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                  (r) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurance as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (s) Each of the signal delivery contracts with Deutsche Telekom AG (the "Signal Delivery Contracts") has been duly authorized by the Company, has been duly executed and is in full force and effect.

                  (t) The Company and each of its subsidiaries possess all licenses, concessions, franchises, certificates, authorizations, permits, approvals and orders issued by the appropriate federal, state or foreign regulatory authorities (in Germany and in all other relevant countries) necessary to conduct their respective businesses (including all necessary concession agreements with local government authorities, franchise agreements with local housing authorities and any licenses and permits required by the Bundesamt fur Post und Telekommunikation (the "BAPT") and the Bundesministerium fur Post und Telekommunikation (the "BMPT") to own or operate each of the Company's cable

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         television systems), except where the failure to have any such license, concession, franchise, certificate, authorization, permit, approval or order would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, concession, franchise, certificate, authorization, permit, approval or order which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (u) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations and (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability.

                  (v) Other than as set forth in the Prospectus, no outstanding indebtedness of the Company or of any of its subsidiaries has become payable before its stated maturity by reason of default by the Company or any of its subsidiaries, as the case may be, (and in respect of which default a waiver has not being obtained from the lender) and no event has occurred or is, to the best of the Company's knowledge, impending, which with the lapse of time or the giving of notice or the compliance with any other formality may result in any such indebtedness becoming so repayable and which, in either case, is not the subject of a waiver obtained from the lender.

                  (w) Ernst & Young GmbH, Arthur Andersen GmbH and Wollert-Elmendorff Deutsche Industrie-Treuhand GmbH (collectively, the "Accountants"), who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants within the meaning of the Securities Act; the consolidated financial statements of the Company, the financial statements of the Company's subsidiaries and the other financial data of the Company and its subsidiaries set forth in the Registration Statement and the Prospectus fairly present the financial condition of the entities to which they relate as of the dates indicated, subject, in the case of any interim statements, to year-end audit adjustments; the Prospectus contains all pro forma financial statements and other pro forma financial information required to be included therein and such information present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

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                  (x) The Company has complied with all provisions of section
         517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                  (y) The Merger Agreement and related documentation was filed with the Commercial Register in Frankfurt on June 20, 1996 and the Merger was effective as of ____ , 1996; a certificate of dissolution will be filed in the State of Delaware as soon as practicable after the Merger and the dissolutions of ECO Holdings Limited Partnership and ECO Holdings II Limited Partnership (the "Dissolutions") will be effective on or about ____ , 1996; the Merger was, and the Dissolutions will be, completed in compliance with all applicable laws, regulations and directives.

                  (z) The Merger and the execution, delivery and performance of the Merger Agreement have been duly and validly authorized by it and all corporate action necessary to approve the Merger has been accomplished and all the necessary governmental filings, consents and approvals in connection with the Merger will have been obtained or made prior to the Closing Date; and on the Closing Date, the Merger will be effective and all such approvals and consents will be in full force and effect.

                  (aa) The Prospectus contains all such information as, according to the particular nature of the Company and of the Discount Notes, investors and their professional advisers would reasonably require, and reasonably expect to find there, for the purpose of making an informal assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Company and the rights attaching to the Discount Notes.

                  (bb) The Discount Notes will rank pari passu in right of payment with any unsubordinated and unsecured indebtedness which may be incurred by the Company in the future and senior in right of payment to all subordinated indebtedness of the Company, including all Deeply Subordinated Shareholder Loans (as defined in the Indenture).

                  (cc) Neither the Company nor any of its subsidiaries has been requested to make payment in respect of any copyright or royalty license fees for programming captured on Company-owned head-ends by any fee collection agency or any other federal agency or society in Germany.

                                       II.

                  The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amounts of Discount Notes set forth in Schedule I hereto opposite their names at ____ % of their principal amount at maturity -- the Discount Note

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purchase price -- plus accrued original issue discount, if any, from __________,
2001 to the date of payment and delivery.

                                      III.

                  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Discount Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Discount Notes are to be offered initially to investors at ____% of the principal amount at maturity -- the Discount Notes public offering price -- and to certain dealers selected by you at a price that represents a concession not in excess of ____% of their principal amount at maturity under the Discount Notes public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of ___% of their principal amount at maturity, to any Underwriter or to certain other dealers.

                                       IV.

                  Payment for the Discount Notes shall be made by [certified or official bank check or checks] payable to the order of the Company in same day funds at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York, at 10:00 A.M., local time, on ________, 1996 or at such other time on the same or such other date, not later than ______ 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Closing Date.

                  Delivery on the Closing Date of Discount Notes shall be effected by delivery of the Global Note to ___, as custodian for DTC. Interests in the Discount Notes will be registered in the name of Cede & Co., as nominee of DTC on behalf of the Underwriters, for credit to the respective participant accounts of the Underwriters unless otherwise directed by the Underwriters.

                                       V.

                  The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

                  The several obligations of the Underwriters hereunder are subject to the following further conditions:

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                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Discount Notes on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                  (c) You shall have received on the Closing Date an opinion of Baker & McKenzie, Frankfurt, Germany, German counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly organized, is validly
                  existing as a limited liability company (Gesellschaft mit beschrankter Haftung) under the laws of Germany duly registered with the Commercial Register (Handelsregister) in Frankfurt under HRB 39585, has the corporate power and authority to own its property and to conduct its business as set forth under the corporate purpose clause (Unternehmensgegenstand) in its articles of association (Gesellschafts- vertrag) and as described in the Prospectus and is duly authorized to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such authorization, except to the extent that the failure to be so authorized would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

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                           (ii) each of the subsidiaries of the Company has been
                  duly organized, is validly existing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly authorized to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such authorization, except to the extent that the failure to be so authorized would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement, the Merger Agreement, the Discount Notes, the Indenture and the Registration Rights Agreement will not contravene, constitute a default under or violate any provision of applicable law or the articles of association (Gesellschaftsvertrag) of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries (including the Bank Facility) that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Merger Agreement, the Discount Notes, the Indenture or the Registration Rights Agreement, except such as may be required by the securities or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Discount Notes or such filings, consents or approvals as have been made or obtained in Germany in connection with the Merger;

                           (iv) The Company and each of its subsidiaries possess
                  all licenses, concessions, franchises, certificates, authorizations, permits, approvals and orders issued by the appropriate federal, state or foreign regulatory authorities (in Germany and in all other relevant countries) necessary to conduct their respective businesses (including all necessary concession agreements with local government authorities, franchise agreements with local housing authorities and any licenses and permits required by the BAPT and the BMPT to own or operate each of the Company's cable television systems), except where the failure to have any such license, concession, franchise, certificate, authorization, permit, approval or order would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, concession, franchise, certificate, authorization, permit, approval or order which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or

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                  operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                           (v) after due inquiry, such counsel does not know of
                  any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (vi) the Company is (i) in compliance with all
                  applicable Environmental Laws, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company;

                           (vii) the statements in the Prospectus under the
                  captions "Industry", "Business", "Certain Regulatory Matters", "Management", "Certain Related Party Transactions", "Principal Shareholders", "Description of Certain Indebtedness", "Risk Factors - Extensive Government Regulation of the Cable Television Industry", " - Access to and Cost of Programming" and " - Copyright Royalty Fees", "Certain Income Tax Considerations - German Income Tax Considerations" and "Enforceability of Certain Civil Liabilities", in each case insofar as such statements constitute summaries of the legal matters, documents and proceedings governed by German law referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                           (viii) no specific governmental authorization of or
                  with any governmental agency is required in Germany for the issuance and delivery of the Discount Notes by the Company or for the sale of the Discount Notes to the Underwriters and the consummation by the Company or the Underwriter of the transactions contemplated by this Agreement, save for generally required banking or business licenses and permits.

                           (ix) the Company's agreement as to choice of forum
                  and submission to jurisdiction set forth in Article X of this Agreement is valid under German law and will be recognized by the courts of Germany;

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
                           (x) the choice of New York law as the law governing
                  this Agreement, the Discount Notes, the Indenture and the Registration Rights Agreement is valid under German law and will be recognized by the courts of Germany, except to the extent that (i) any of the terms of this Agreement, the Discount Notes, the Indenture or the Registration Rights Agreement or any of the provisions of New York law applicable to such agreements are irreconcilable with important principles of German law, (ii) there are mandatory provisions of German law which must be applied to the transactions covered by this Agreement, the Discount Notes, the Indenture and the Registration Rights Agreement irrespective of the law which governs such agreement, or (iii) all elements of the transactions covered by this Agreement, the Discount Notes, the Indenture and the Registration Rights Agreement other than choice of law, are connected with only one country at the time of the choice of law and there are mandatory provisions of the law of such country applicable to such transactions. None of the terms of this Agreement, the Discount Notes, the Indenture and the Registration Rights Agreement is (a) irreconcilable with important principles of German law, (b) there are no mandatory provisions of German law which must be applied to the transactions covered by this Agreement, the Discount Notes, the Indenture and the Registration Rights Agreement and
                  (c) the transactions covered by this Agreement, the Discount Notes, the Indenture and the Registration Rights Agreement were not connected with only one country at the time of the choice of law. German courts will always apply German procedural rules;

                           (xi) no stamp or other issuance or transfer taxes or
                  duties are payable by or on behalf of the Underwriters to Germany or to any political subdivision or taxing authority thereof or therein in connection with (i) the sale and delivery by the Company of the Discount Notes to the Underwriters or (ii) the sale and delivery outside of Germany by the Underwriters of the Discount Notes to the initial purchasers thereof in the manner contemplated in this Agreement;

                           (xii) any final and conclusive judgment for a
                  definite sum obtained for the recovery of amounts due and unpaid by the Company under this Agreement by a United States Federal or New York State court sitting in the County of New York will be held enforceable against the Company in the appropriate courts of Germany without re-examination or re-litigation of the matter adjudicated, except that such judgment will not be so enforceable if any of the reasons for excluding enforceability set forth in Section 328 para. 1 of the German Code of Civil Procedure (ZPO) is present, if (A) under German law, United States Federal or New York State courts do not have jurisdiction, (B) the Company has not been served with process in a proper fashion or has not been served with process in a timely fashion so as to enable it to defend itself against the claim and it has not defended itself against the claim in court asserting such improper or untimely service, (C) the judgment conflicts with a prior judgment of a German court or a prior judgment of a foreign court which is to be recognized in Germany, or the litigation resulting in the judgment to be enforced conflicts with litigation previously commenced in Germany, (D) recognition of the judgment would clearly be contrary to basic principles of German law, in particular, contrary to the civil rights (Grundrechte) set forth in the German Federal Constitution (Grundgesetz) or (E) reciprocity is not ensured;

                           (xiii) each of the Company's Signal Delivery
                  Contracts, Franchise Agreements and Concession Agreements described in the Prospectus has been duly authorized by the Company and is in full force and effect.

                           (xiv) the Merger and the execution, delivery and
                  performance of the Merger Agreement have been duly and validly authorized by the Company; the Merger was completed in compliance with all applicable laws, regulations and directives and all necessary governmental filings, consents and approvals in connection therewith have been obtained or made and are in full force and effect.

                  (d) You shall have received on the Closing Date an opinion of Baker & McKenzie, United States counsel for the Company, dated the Closing Date, to the effect that :

                           (i) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (ii) the Indenture has been duly qualified under the
                  Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (iii) the Discount Notes have been duly authorized
                  and, when the Global Note is executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be a valid and binding obligation of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (iv) The Registration Rights Agreement has been duly
                  authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

                           (v) the execution and delivery by the Company of, and
                  the performance by the Company of its obligations under, this Agreement, the Merger Agreement, the Discount Notes, the Indenture and the Registration Rights Agreement will not contravene, constitute a default under or violate any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries (including the Bank Facility) that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Merger Agreement, the Discount Notes, the Indenture or the Registration Rights Agreement, except such as may be required by the securities or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Discount Notes or such filings, consents or approvals as have been made or obtained in connection with the Merger;

                           (vi) the statements (1) in the Prospectus under the
                  captions "Certain Related Party Transactions", "Description of Certain Indebtedness", "Description of the Securities", "Certain Income Tax Considerations - U.S. Federal Income Tax Considerations" and "Underwriting" and (2) in the Registration Statement under Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                           (vii) the Company is not an "investment company" or
                  an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                           (viii) under the laws of the State of New York
                  relating to submission of jurisdiction, the Company has validly and irrevocably submitted to the jurisdiction of any federal or state court located in the State of New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, has validly and irrevocably appointed CT Corporation System as the authorized agent of the Company for the purpose described in Article X of this Agreement, and service of process effected in the manner set forth in Article X of this Agreement will be effective to confer valid personal jurisdiction over the Company;

                           (ix) such counsel (1) is of the opinion that the
                  Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (2) believes that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of the Closing Date does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (i), (ii),
         (iii), (iv), (vi) (but only as to the statements in the Prospectus under "Description of the Securities", "Certain Income Tax Considerations" and "Underwriting"), and (ix) of paragraph (d) above.

                  With respect to subparagraph (ix) of paragraph (d) above, Baker & McKenzie and Shearman & Sterling may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments of supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  The opinions of Baker & McKenzie described in paragraphs (c) and (d) above shall be rendered to you at the request of the Company and shall so state therein.

                  (f) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from each of the Accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" and "bring-down comfort letters", respectively, to underwriters, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (g) All consents, approvals and authorizations necessary for the Discount Notes to be admitted for listing on the Luxembourg Stock Exchange shall have been obtained and shall be in full force and effect.

                  (h) The Merger shall be effective and shall have been completed in compliance with all applicable laws, regulations and directives.

                           (i) The Registration Rights Agreement shall have been
                  duly executed and delivered by the Company.

                  (j) The Bank Facility shall have been duly executed and delivered by the Company.

                  (k) A customary Letter of Representations shall have been delivered to DTC by the Trustee.

                                       VI.

                  In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                  (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In the case of the Prospectus, to furnish copies of the Prospectus in New York City and London prior to 5:00 p.m. on the business day following the date of this Agreement, in such quantities as you reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the first date of the public offering of the Discount Notes as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expenses, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Discount Notes may have been sold by you on behalf of the

         Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Discount Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Discount Notes for investment under the laws of such jurisdictions as you may designate and (ii) any review of the offering of the Discount Notes by the National Association of Securities Dealers, Inc.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable (ii) an earnings statement covering the twelve-month period ending March 31, 1996 [as restated and conformed for the Company for such period] that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder and (ii) all other periodic reports and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder.

                  (f) During the period beginning on the date hereof and continuing for a period of 90 days from such date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Discount Notes (other than (i) the Discount Notes and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

                  (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Discount Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Discount Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Discount Notes under state securities laws and all expenses in connection with the qualification of the Discount Notes for offer and sale under state securities laws as provided in paragraph (d) of this Article VI, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering by the National Association of Securities Dealers Inc., (v) the cost of printing certificates representing the Discount Notes, if any, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to the investor presentations on any "road show" undertaken in connection with the marketing of the offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the listing and application fees in connection with the listing of the Discount Notes on the Luxembourg Stock Exchange, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Article VI and the third paragraph of Article IX below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Discount Notes by them, and any advertising expenses connected with any offer they may make.

                  (h) To use its best efforts to have the Discount Notes approved for listing on the Luxembourg Stock Exchange.

                  (i) To use the net proceeds received by it from the sale of the Discount Notes in the manner specified in the Prospectus under "Use of Proceeds".

                  (j) To use its best efforts to obtain any outstanding, licenses, concessions, franchises, certificates, authorizations, permits, approvals and orders from federal, state or foreign regulatory authorities in Germany and elsewhere and any Signal Delivery Contracts, which are necessary to conduct its businesses and own and operate each of its cable television systems (including all necessary concession agreements with local governmental authorities, franchise agreements with local housing authorities, and any licenses and permits required by the BAPT and the BMPT).

                                      VII.

                  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be it final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such Indemnified part thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Discount Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as in appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Discount Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Discount Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Discount Notes. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective principal amounts of Discount Notes they have purchased hereunder, and not joint.

                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damage, and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Discount Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  The indemnity and contribution provisions contained in this
Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Discount Notes.

                                      VIII.

                  This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Luxembourg Stock Exchange or the Frankfurt Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, London or Frankfurt shall have been declared by either Federal, New York State or German authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Discount Notes on the terms and in the manner contemplated in the Prospectus.

                                       IX.

                  This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

                  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Discount Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Discount Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Discount Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Discount Notes set forth opposite their respective names in Schedule I bears to the principal amount of Discount Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Discount Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Discount Notes that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of Discount Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Discount Notes and the aggregate principal amount of Discount Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Discount Notes to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Discount Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                                       X.

                  The Company and you irrevocably agree that any legal suit, action or proceeding brought by any Underwriter or by any person who controls any Underwriter arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. The Company acknowledges that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable law. The Company hereby irrevocably waives any right to invoke jurisdiction it may have to any court by virtue of law.

                  The Company has appointed CT Corporation System, 1633 Broadway, New York, NY 10019 (the "Process Agent") for a period of eight years from the date hereof, as its agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in such New York State or federal court sitting in The City of New York. Such service may be made by delivering a copy of such process to the Company in care of the Process Agent at the address specified above for the Process Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.

                  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures Morgan Stanley could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such

Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

                  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                       Very truly yours,

                                       KABELMEDIA HOLDING GMBH

                                       By ___________________________
                                          Name:
                                          Title:

Accepted, July __ , 1996

Morgan Stanley & Co. Incorporated
Chase Securities Inc.
    Acting severally on behalf of themselves

By  Morgan Stanley & Co. Incorporated

By ______________________
   Name:
   Title:

                                   SCHEDULE I

                           Securities to be Purchased

                                                           Principal Amount
                                                            at Maturity of
Underwriter                                                 Discount Notes
- -----------                                                 --------------
Morgan Stanley & Co. Incorporated                        $
Chase Securities Inc.
                                                         _________________

                           Total......................   $
                                                         =================